Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-108416, 333-103515, and 333-85486 on Form S-3 of Duke Energy Carolinas, LLC (formerly Duke Energy Corporation, a North Carolina corporation), and Registration Statements Nos. 333-132996 and 333-132992 on Form S-3 and Registration Statements Nos. 333-134080 and 333-132933 on Form S-8 of Duke Energy Corporation (formerly Duke Energy Holding Corp.) of our report dated March 3, 2006 (December 8, 2006 as to the segment change described in Note 3 and the references to subsequent events in Note 24) relating to the financial statements and financial statement schedule of Duke Energy Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of new accounting pronouncements) appearing in this Current report on Form 8-K dated December 8, 2006 of Duke Energy Corporation.

DELOITTE & TOUCHE LLP

Charlotte, North Carolina

December 8, 2006

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